Exhibit 99.1

News Release

Contact:
John G. Copeland Senior Executive Vice President and Chief Financial Officer 662/680-2536	Will Fisackerly Senior Vice President and Director of Corporate Finance 662/680-2475

BancorpSouth Announces Third Quarter 2017 Financial Results

TUPELO, MS, October 18, 2017/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended September 30, 2017.

Highlights for the third quarter of 2017 included:

•	Net income of $39.5 million, or $0.43 per diluted share.

•	Net operating income – excluding MSR – of $39.6 million, or $0.43 per diluted share.

•	Net interest margin increased to 3.58 percent.

•	Credit quality remained strong; recorded provision for credit losses of $0.5 million for the quarter.

•	Total operating expense declined compared to the second quarter of 2017 and the third quarter of 2016 and operating efficiency ratio – excluding MSR – improved to 67.2 percent.

•	Repurchased 699,888 shares of outstanding common stock at a weighted average price of $28.99 per share.

•	Announced a corporate entity restructuring, whereby the holding company structure will be eliminated through the merger of BancorpSouth, Inc. with and into its wholly owned subsidiary, BancorpSouth Bank (the “Bank”) with the Bank continuing as the surviving entity (the “Reorganization”).

•	On October 6, 2017, the Bank received results from the Federal Deposit Insurance Corporation (the “FDIC”) 2017 Community Reinvestment Act (“CRA”) examination, which reflected an overall CRA rating of “Satisfactory”.

The Company reported net income of $39.5 million, or $0.43 per diluted share, for the third quarter of 2017 compared with net income of $37.8 million, or $0.40 per diluted share, for the third quarter of 2016 and net income of $37.9 million, or $0.41 per diluted share, for the second quarter of 2017.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

The Company reported net operating income – excluding MSR – of $39.6 million, or $0.43 per diluted share, for the third quarter of 2017 compared to $36.7 million, or $0.39 per diluted share, for the third quarter of 2016 and $38.8 million, or $0.42 per diluted share, for the second quarter of 2017. Net operating income – excluding MSR – is a non-GAAP financial measure used by management to assess the core operating performance of the Company. This measure excludes items such as securities gains and losses, mortgage servicing rights (“MSR”) valuation adjustments, restructuring charges, merger-related expenses, industry-related legal settlements, and other one-time charges.

“First and foremost, we are pleased to have recently received positive results regarding our CRA examination,” remarked Dan Rollins, Chairman and Chief Executive Officer. “We have consistently communicated our teammates’ commitment to the communities we serve as well as our priority to meet or exceed all regulatory requirements and expectations. We are excited to have this examination behind us as we look to continue to execute our strategic plan.”

“Further, our third quarter results reflect yet another quarter of continued steady improvement in our profitability and performance metrics. Our net interest margin increased to 3.58 percent for the quarter, which is the result of continued loan yield pickup from recent rate increases combined with our stable core deposit base. Total operating expenses declined for the quarter, which resulted in a decline in the operating efficiency ratio – excluding MSR – to 67.2 percent. These successes contributed to improvement in our quarterly return on assets to 1.07 percent. Finally, we continue to diligently manage our capital levels, as we repurchased approximately 0.7 million shares during the quarter at a weighted average price of $28.99 per share.”

Net Interest Revenue

Net interest revenue was $120.6 million for the third quarter of 2017, an increase of 5.2 percent from $114.6 million for the third quarter of 2016 and an increase of 2.6 percent from $117.5 million for the second quarter of 2017. The fully taxable equivalent net interest margin was 3.58 percent for the third quarter of 2017 compared to 3.51 percent for the third quarter of 2016 and 3.52 percent for the second quarter of 2017. Yields on loans and leases were 4.33 percent for the third quarter of 2017 compared with 4.20 percent for the third quarter of 2016 and 4.27 percent for the second quarter of 2017, while yields on total interest earning assets were 3.89 percent for the third quarter of 2017 compared with 3.74 percent for the third quarter of 2016 and 3.80 percent for the second quarter of 2017. The average cost of deposits was 0.26 percent for the third quarter of 2017 compared to 0.22 percent for the third quarter of 2016 and 0.25 percent for the second quarter of 2017.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

Asset, Deposit and Loan Activity

Total assets were $14.8 billion at September 30, 2017 compared with $14.6 billion at September 30, 2016. Loans and leases, net of unearned income, were $11.1 billion at September 30, 2017 compared with $10.7 billion at September 30, 2016.

Total deposits were $11.8 billion at September 30, 2017 compared with $11.6 billion at September 30, 2016. Time deposits decreased $72.4 million, or 3.9 percent, at September 30, 2017 compared to September 30, 2016. Over the same time period, interest bearing demand deposits increased $47.6 million, or 1.0 percent, while noninterest bearing demand deposits increased $106.0 million, or 3.2 percent, and savings deposits increased $104.6 million, or 6.8 percent.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the third quarter reflect a provision for credit losses of $0.5 million, compared to no provision for the third quarter of 2016 and a provision of $1.0 million for the second quarter of 2017. Net charge-offs for the third quarter of 2017 were $2.6 million, compared with net charge-offs of $1.0 million for the third quarter of 2016 and net charge-offs of $4.6 million for the second quarter of 2017. The allowance for credit losses was $119.5 million, or 1.08 percent of net loans and leases, at September 30, 2017, compared with $125.9 million, or 1.18 percent of net loans and leases, at September 30, 2016 and $121.6 million, or 1.10 percent of net loans and leases, at June 30, 2017.

Total non-performing assets were $71.0 million, or 0.64 percent of net loans and leases, at September 30, 2017 compared with $102.3 million, or 0.96 percent of net loans and leases, at September 30, 2016, and $79.4 million, or 0.72 percent of net loans and leases, at June 30, 2017. Other real estate owned was $6.0 million at September 30, 2017 compared with $11.4 million at September 30, 2016 and $7.7 million at June 30, 2017.

Noninterest Revenue

Noninterest revenue was $66.0 million for the third quarter of 2017, compared with $69.7 million for the third quarter of 2016 and $68.1 million for the second quarter of 2017. These results included the MSR valuation adjustment, which was essentially flat for the third quarter of 2017, compared with a positive MSR valuation adjustment of $1.8 million for the third quarter of 2016 and a negative MSR valuation adjustment of $1.5 million for the second quarter of 2017. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, mortgage banking revenue was $7.0 million for the third quarter of 2017, compared with $9.3 million for the third quarter of 2016 and $7.6 million for the second quarter of 2017. Mortgage origination volume for the third quarter of 2017 was $342.4 million, compared with $478.2 million for the third quarter of 2016 and $385.9 million for the second quarter of 2017.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

Credit and debit card fee revenue was $9.3 million for the third quarter of 2017, compared with $9.3 million for the third quarter of 2016 and $9.6 million for the second quarter of 2017. Deposit service charge revenue was $10.4 million for the third quarter of 2017, compared with $11.3 million for the third quarter of 2016 and $9.7 million for the second quarter of 2017. Insurance commission revenue was $28.6 million for the third quarter of 2017, compared with $28.2 million for the third quarter of 2016 and $31.1 million for the second quarter of 2017. Wealth management revenue was $5.4 million for the third quarter of 2017, compared with $5.3 million for both the third quarter of 2016 and the second quarter of 2017.

Noninterest Expense

Noninterest expense for the third quarter of 2017 was $126.9 million, compared with $128.3 million for the third quarter of 2016 and $127.6 million for the second quarter of 2017. Salaries and employee benefits expense was $81.4 million for the third quarter of 2017 compared to $80.9 million for the third quarter of 2016 and $81.6 million for the second quarter of 2017. Occupancy expense was $10.3 million for the third quarter of 2017, compared with $10.4 million for the third quarter of 2016 and $10.5 million for the second quarter of 2017. Other noninterest expense was $29.3 million for the third quarter of 2017, compared to $30.4 million for the third quarter of 2016 and $29.8 million for the second quarter of 2017.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 11.52 percent at September 30, 2017, compared with 11.80 percent at September 30, 2016 and 11.40 percent at June 30, 2017. The ratio of tangible shareholders’ equity to tangible assets was 9.56 percent at September 30, 2017, compared with 9.86 percent at September 30, 2016 and 9.44 percent at June 30, 2017.

During the third quarter of 2017, the Company repurchased 699,888 shares of its outstanding common stock at a weighted average price of $28.99 per share pursuant to its share repurchase program which is intended to comply with Rules 10b-18 and 10b5-1 promulgated under the Securities and Exchange Act of 1934, as amended. During the second quarter of 2017, the Company repurchased 1,381,634 shares at a weighted average price of $29.64 per share. As of September 30, 2017, the Company had 2,316,727 remaining shares available for repurchase under its current share repurchase authorization, which expires on December 29, 2017.

Estimated regulatory capital ratios at September 30, 2017 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” bank holding company, as defined by federal regulations, at September 30, 2017, with Tier 1 risk-based capital of 12.04 and total risk-based capital of 13.03 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, in order to qualify for “well capitalized” classification.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

TRANSACTIONS

The Reorganization

On July 26, 2017, the Company, as part of a plan to effect a corporate entity restructuring, entered into an Agreement and Plan of Reorganization with the Bank. Thereafter, on August 15, 2017, the Company and the Bank entered into an Amended and Restated Agreement and Plan of Reorganization (the “Amended Plan of Reorganization”) which provides that the Company will be merged with and into the Bank with the Bank continuing as the surviving entity. Upon completion of the Reorganization, the separate existence of the Company will cease, and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of the Company will be vested in and assumed by the Bank.

The Reorganization and the Amended Plan of Reorganization are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2017. The Board of Directors of the Company and the Bank each unanimously adopted the Amended Plan of Reorganization, and the shareholders of the Company approved the Amended Plan of Reorganization on September 27, 2017. The Company currently expects to complete the Reorganization during the fourth quarter, assuming that all of the conditions to completion of the Reorganization have been satisfied. The Company, however, can provide no assurances that the Reorganization will close in a timely manner or at all.

Waguespack & Associates Insurance, Inc.

On December 19, 2016, BancorpSouth Insurance Services, Inc. announced and closed the acquisition of certain assets of Gonzales, Louisiana based Waguespack & Associates Insurance, Inc. The agency was formed in 1986 and is expected to produce annual revenues of approximately $3 million. Waguespack will continue to operate under current leadership in its current location in Gonzales.

Central Community Corporation

On January 21, 2014, the Company announced the signing of a definitive merger agreement (the “CCC Merger Agreement”) with Central Community Corporation (“CCC”), headquartered in Temple, Texas, pursuant to which CCC agreed to be merged with and into the Company (the “CCC Merger”). CCC is the parent company of First State Bank Central Texas (“First State Bank”) which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of September 30, 2017, CCC, on a consolidated basis, reported total assets of $1.4 billion, total loans of $706.8 million and total deposits of $1.2 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The terms of the agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

For more information regarding the CCC Merger and the CCC Merger Agreement, please refer to the Company’s Proxy Statement/Prospectus that was filed with the SEC on March 24, 2014 and the Company’s Current Reports on Form 8-K that were filed with the SEC on July 24, 2014, July 1, 2015, October 14, 2016 and August 16, 2017. As previously reported in the Company’s Current Report on Form 8-K filed on August 16, 2017, the Company, CCC and the Bank entered into a fourth amendment to the CCC Merger Agreement that, among other things, provides for the substitution of the Bank for the Company as a party to the CCC Merger Agreement with the Bank assuming all obligations of the Company under the CCC Merger Agreement (“CCC Amendment No. 4”). CCC Amendment No. 4 will become effective simultaneously with the effectiveness of the Reorganization.

The CCC Merger was unanimously approved by the Board of Directors of the Company and CCC and was approved by CCC shareholders on April 24, 2014. The CCC Merger Agreement has been extended until December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The Company expects the CCC Merger to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the CCC Merger will close timely or at all.

Ouachita Bancshares Corp.

On January 8, 2014, the Company announced the signing of a definitive merger agreement (the “OIB Merger Agreement”) with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. agreed to be merged with and into the Company (the “OIB Merger”). OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of September 30, 2017, OIB, on a consolidated basis, reported total assets of $730.2 million, total loans of $497.7 million and total deposits of $607.0 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The terms of the agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing.

For more information regarding the OIB Merger and the OIB Merger Agreement, please refer to the Company’s Proxy Statement/Prospectus that was filed with the SEC on March 10, 2014 and the Company’s Current Reports on Form 8-K that were filed with the SEC on July 24, 2014, July 1, 2015, October 14, 2016 and August 16, 2017. As previously reported in the Company’s Current Report on Form 8-K filed on August 16, 2017, the Company, OIB and the Bank entered into a fourth amendment to the OIB Merger Agreement that, among other things, provides for the substitution of the Bank for the Company as a party to the OIB Merger Agreement with the Bank assuming all obligations of the Company under the OIB Merger Agreement (“OIB Amendment No. 4”). OIB Amendment No. 4 will become effective simultaneously with the effectiveness of the Reorganization.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

The OIB Merger was unanimously approved by the Board of Directors of the Company and OIB and was approved by OIB shareholders on April 8, 2014. The OIB Merger Agreement has been extended until December 31, 2017 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. The Company expects the OIB Merger to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the OIB Merger will close timely or at all.

Summary

Rollins concluded, “While our story seems repetitive quarter after quarter, we are extremely proud of the progress we are making as a company. We continue to take actions to simplify our business model and improve efficiency, as evidenced by the proposed elimination of our holding company structure. This transaction has been approved by our shareholders and is currently pending regulatory approval. As we look forward, our business development teams are focused on calling on customers and growing our company. I’m confident their efforts, combined with our focus on efficiency, will allow us to continue to deliver improved performance to our shareholders.”

Non-GAAP Measures and Ratios

This news release presents certain financial measures and ratios that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). A discussion regarding these non-GAAP measures and ratios, including reconciliations of non-GAAP measures to the most directly comparable GAAP measures and definitions for non-GAAP ratios, appears under the caption “Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions” beginning on page 19 of this news release.

Conference Call and Webcast

BancorpSouth will conduct a conference call to discuss its third quarter 2017 results on October 19, 2017, at 10:00 a.m. (Central Time). This conference call will be an interactive session between management and analysts. Shareholders and other interested parties may listen to this live conference call via Internet webcast by accessing www.BancorpSouth.com/Webcast. The webcast will also be available in archived format at the same address.

About BancorpSouth

BancorpSouth (NYSE: BXS) is headquartered in Tupelo, Mississippi, with $14.8 billion in assets. BancorpSouth operates 234 full service branch locations as well as additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois. BancorpSouth is committed to a culture of respect, diversity, and inclusion in both its workplace and communities. To learn more, visit our Community Commitment page at www.bancorpsouth.com. Like us on Facebook; follow us on Twitter: @MyBXS; or connect with us through LinkedIn.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the Reorganization, the proposed impact of the Reorganization on the Bank, the ability of the Company and the Bank to close the Reorganization in a timely manner or at all, the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its Bank Secrecy Act (“BSA”) and anti-money laundering (“AML”) compliance program and its fair lending compliance program, the Company’s compliance with the consent order it entered into with the Consumer Financial Protection Bureau and the United States Department of Justice related to the Company’s fair lending practices (the “Consent Order”), amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, the impact of interest rates on loan yields, calculation of economic value of equity, impaired loan charge-offs, diversification of the Company’s revenue stream, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s customer base and loan, deposit and fee revenue sources, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program and its fair lending compliance program, the Company’s ability to successfully implement and comply with the Consent Order, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the willingness of Ouachita Bancshares Corp. and Central Community Corporation to proceed with the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the ability of the Company and the Bank to complete the Reorganization, the ability of the Company and the Bank to satisfy the conditions to the completion of the Reorganization, including the receipt of regulatory approvals required for the Reorganization, the ability of the Company and the Bank to meet expectations regarding the timing, completion and accounting and tax treatments of the Reorganization, the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected, the failure of the Reorganization to close for any other reason, the possibility that the Reorganization may be more expensive to complete than anticipated, including as a result of unexpected factors or events, the lack of availability of the Bank’s filings mandated by the Exchange Act from the SEC’s publicly available website after the closing of the Reorganization, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the growth of the Company’s insurance business and commission revenue, the growth of the Company’s loan, deposit and fee revenue sources, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, the utilization of the Company’s share repurchase program, the implementation and execution of cost saving initiatives, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year to Date	Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Earnings Summary:
Interest revenue	$130,934	$126,855	$122,926	$123,444	$122,340	$380,715	$359,735
Interest expense	10,373	9,377	8,315	8,057	7,750	28,065	21,670

Net interest revenue	120,561	117,478	114,611	115,387	114,590	352,650	338,065
Provision for credit losses	500	1,000	1,000	1,000	—	2,500	3,000

Net interest revenue, after provision for credit losses	120,061	116,478	113,611	114,387	114,590	350,150	335,065
Noninterest revenue	65,960	68,130	70,869	71,975	69,673	204,959	202,926
Noninterest expense	126,903	127,553	127,109	130,519	128,317	381,565	397,390

Income before income taxes	59,118	57,055	57,371	55,843	55,946	173,544	140,601
Income tax expense	19,590	19,166	19,278	18,173	18,129	58,034	45,543

Net income	$39,528	$37,889	$38,093	$37,670	$37,817	$115,510	$95,058

Balance Sheet—Period End Balances
Total assets	$14,760,394	$14,843,130	$14,866,054	$14,724,388	$14,611,483	$14,760,394	$14,611,483
Total earning assets	13,606,145	13,674,436	13,757,920	13,549,407	13,483,345	13,606,145	13,483,345
Total securities	2,359,967	2,421,295	2,540,887	2,531,676	2,468,199	2,359,967	2,468,199
Loans and leases, net of unearned income	11,055,509	11,018,540	10,801,694	10,811,991	10,658,761	11,055,509	10,658,761
Allowance for credit losses	119,496	121,561	125,196	123,736	125,887	119,496	125,887
Total deposits	11,775,988	11,938,296	12,042,845	11,688,141	11,590,059	11,775,988	11,590,059
Long-term debt	30,000	230,000	530,000	530,000	563,495	30,000	563,495
Total shareholders’ equity	1,700,502	1,691,832	1,702,389	1,723,883	1,724,104	1,700,502	1,724,104
Balance Sheet—Average Balances
Total assets	$14,710,245	$14,741,811	$14,832,260	$14,655,360	$14,366,759	$14,760,991	$14,083,108
Total earning assets	13,591,124	13,636,415	13,715,612	13,525,284	13,265,266	13,647,261	13,020,338
Total securities	2,367,633	2,497,108	2,507,701	2,479,008	2,186,889	2,456,967	2,098,220
Loans and leases, net of unearned income	11,013,270	10,883,102	10,820,486	10,737,802	10,601,481	10,906,326	10,496,431
Total deposits	11,802,682	11,902,415	11,941,851	11,700,213	11,509,764	11,881,806	11,459,739
Long-term debt	162,609	398,132	530,000	534,141	430,886	362,234	240,056
Total shareholders’ equity	1,695,899	1,680,053	1,731,931	1,724,871	1,719,503	1,702,496	1,693,055
Nonperforming Assets:
Non-accrual loans and leases	$55,796	$63,585	$74,439	$71,812	$70,725	$55,796	$70,725
Loans and leases 90+ days past due, still accruing	1,855	1,793	3,063	3,983	2,255	1,855	2,255
Restructured loans and leases, still accruing	7,366	6,303	4,060	26,047	17,936	7,366	17,936

Non-performing loans (NPLs)	65,017	71,681	81,562	101,842	90,916	65,017	90,916

Other real estate owned	5,956	7,704	8,458	7,810	11,391	5,956	11,391

Non-performing assets (NPAs)	$70,973	$79,385	$90,020	$109,652	$102,307	$70,973	$102,307

Financial Ratios and Other Data:
Return on average assets	1.07%	1.03%	1.04%	1.02%	1.05%	1.05%	0.90%
Operating return on average assets-excluding MSR*	1.07%	1.06%	1.01%	0.83%	1.02%	1.04%	1.05%
Return on average shareholders’ equity	9.25%	9.05%	8.92%	8.69%	8.75%	9.07%	7.50%
Operating return on average shareholders’ equity-excluding MSR*	9.25%	9.27%	8.63%	7.08%	8.49%	9.05%	8.74%
Return on tangible equity*	11.36%	11.08%	11.19%	10.70%	10.68%	11.18%	9.01%
Operating return on tangible equity-excluding MSR*	11.36%	11.35%	10.82%	8.71%	10.36%	11.16%	10.50%
Noninterest income to average assets	1.78%	1.85%	1.94%	1.95%	1.93%	1.86%	1.92%
Noninterest expense to average assets	3.42%	3.47%	3.48%	3.54%	3.55%	3.46%	3.77%
Net interest margin-fully taxable equivalent	3.58%	3.52%	3.46%	3.46%	3.51%	3.52%	3.55%
Net interest rate spread	3.45%	3.40%	3.35%	3.36%	3.41%	3.40%	3.45%
Efficiency ratio (tax equivalent)*	67.23%	67.90%	67.71%	68.79%	68.72%	67.61%	72.45%
Operating efficiency ratio-excluding MSR (tax equivalent)*	67.24%	67.33%	68.43%	73.14%	69.39%	67.66%	68.67%
Loan/deposit ratio	93.88%	92.30%	89.69%	92.50%	91.96%	93.88%	91.96%
Price to earnings multiple (avg)	19.42	18.83	19.15	22.02	18.86	19.42	18.86
Market value to book value	170.25%	164.07%	164.09%	168.76%	126.59%	170.25%	126.59%
Market value to book value (avg)	158.92%	161.24%	166.39%	145.61%	129.73%	160.35%	122.22%
Market value to tangible book value	209.66%	202.52%	202.32%	207.63%	154.87%	209.66%	154.87%
Market value to tangible book value (avg)	195.70%	199.07%	205.16%	179.14%	158.71%	197.47%	149.53%
Headcount FTE	3,950	3,989	3,973	3,998	3,981	3,950	3,981

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 20 and 21.

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year to Date	Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Credit Quality Ratios:
Net charge-offs (recoveries) to average loans and leases (annualized)	0.09%	0.17%	(0.02%)	0.12%	0.04%	0.08%	0.05%
Provision for credit losses to average loans and leases (annualized)	0.02%	0.04%	0.04%	0.04%	0.00%	0.03%	0.04%
Allowance for credit losses to net loans and leases	1.08%	1.10%	1.16%	1.14%	1.18%	1.08%	1.18%
Allowance for credit losses to non-performing loans and leases	183.79%	169.59%	153.50%	121.50%	138.47%	183.79%	138.47%
Allowance for credit losses to non-performing assets	168.37%	153.13%	139.08%	112.84%	123.05%	168.37%	123.05%
Non-performing loans and leases to net loans and leases	0.59%	0.65%	0.76%	0.94%	0.85%	0.59%	0.85%
Non-performing assets to net loans and leases	0.64%	0.72%	0.83%	1.01%	0.96%	0.64%	0.96%
Equity Ratios:
Total shareholders’ equity to total assets	11.52%	11.40%	11.45%	11.71%	11.80%	11.52%	11.80%
Tangible shareholders’ equity to tangible assets*	9.56%	9.44%	9.49%	9.73%	9.86%	9.56%	9.86%
Capital Adequacy:
Common Equity Tier 1 capital	12.04%	11.90%	12.16%	12.23%	12.13%	12.04%	12.13%
Tier 1 capital	12.04%	11.90%	12.16%	12.34%	12.32%	12.04%	12.32%
Total capital	13.03%	12.91%	13.21%	13.38%	13.37%	13.03%	13.37%
Tier 1 leverage capital	10.02%	9.93%	9.95%	10.32%	10.53%	10.02%	10.53%
Estimated for current quarter
Common Share Data:
Basic earnings per share	$0.43	$0.41	$0.41	$0.40	$0.40	$1.26	$1.01
Diluted earnings per share	0.43	0.41	0.41	0.40	0.40	1.25	1.00
Operating earnings per share*	0.43	0.41	0.40	0.40	0.40	1.25	1.10
Operating earnings per share- excluding MSR*	0.43	0.42	0.39	0.33	0.39	1.25	1.57
Cash dividends per share	0.14	0.13	0.13	0.13	0.13	0.39	0.33
Book value per share	18.83	18.59	18.44	18.40	18.33	18.83	18.33
Tangible book value per share*	15.29	15.06	14.95	14.95	14.98	15.29	14.98
Market value per share (last)	32.05	30.50	30.25	31.05	23.20	32.05	23.30
Market value per share (high)	32.70	31.85	32.40	31.75	25.09	32.70	25.09
Market value per share (low)	27.20	28.20	28.10	22.23	20.98	27.20	18.69
Market value per share (avg)	29.92	29.98	30.68	26.79	23.78	30.19	22.40
Dividend payout ratio	32.20%	30.48%	30.73%	31.11%	31.17%	31.05%	32.27%
Total shares outstanding	90,329,896	91,022,729	92,344,409	93,696,687	94,074,740	90,329,896	94,074,740
Average shares outstanding—basic	90,911,702	91,366,309	93,642,848	93,740,626	94,303,916	91,973,620	94,378,050
Average shares outstanding—diluted	91,099,770	91,530,552	93,829,400	93,966,392	94,563,833	92,157,392	94,617,389
Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.33%	4.27%	4.20%	4.18%	4.20%	4.27%	4.20%
Available-for-sale securities:
Taxable	1.41%	1.37%	1.35%	1.31%	1.33%	1.38%	1.37%
Tax-exempt	5.25%	5.26%	5.29%	5.29%	5.32%	5.26%	5.35%
Short-term investments	1.02%	0.88%	0.76%	0.41%	0.52%	0.84%	0.42%
Total interest earning assets and revenue	3.89%	3.80%	3.70%	3.70%	3.74%	3.80%	3.77%
Deposits	0.26%	0.25%	0.23%	0.23%	0.22%	0.25%	0.22%
Demand—interest bearing	0.28%	0.25%	0.22%	0.20%	0.19%	0.25%	0.18%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.84%	0.81%	0.79%	0.79%	0.78%	0.81%	0.75%
Short-term borrowings	0.85%	0.69%	0.31%	0.16%	0.15%	0.68%	0.15%
Total interest bearing deposits & short-term borrowings	0.41%	0.37%	0.32%	0.31%	0.30%	0.37%	0.29%
Junior subordinated debt	N/A	N/A	3.29%	3.53%	3.27%	3.29%	3.23%
Long-term debt	1.79%	1.01%	0.87%	0.73%	0.83%	1.06%	1.16%
Total interest bearing liabilities and expense	0.44%	0.40%	0.35%	0.34%	0.34%	0.39%	0.32%
Interest bearing liabilities to interest earning assets	69.55%	69.68%	70.24%	69.43%	69.33%	69.82%	69.52%
Net interest tax equivalent adjustment	$2,237	$2,248	$2,261	$2,371	$2,462	$6,742	$7,516

*	Denotes non-GAAP financial measure. Refer to related disclosure and reconciliation on pages 20 and 21.

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Sep-17	Jun-17	Mar-17	Dec-16	Sep-16
	(Dollars in thousands)
Assets
Cash and due from banks	$167,871	$178,376	$147,684	$184,152	$172,782
Interest bearing deposits with other banks	52,316	49,680	253,738	38,813	151,944
Available-for-sale securities, at fair value	2,359,967	2,421,295	2,540,887	2,531,676	2,468,199
Loans and leases	11,073,306	11,037,808	10,822,568	10,835,512	10,685,166
Less: Unearned income	17,797	19,268	20,874	23,521	26,405
Allowance for credit losses	119,496	121,561	125,196	123,736	125,887

Net loans and leases	10,936,013	10,896,979	10,676,498	10,688,255	10,532,874
Loans held for sale	138,353	184,921	161,600	166,927	204,441
Premises and equipment, net	311,530	306,863	305,250	305,561	305,245
Accrued interest receivable	44,454	40,716	42,329	42,005	41,583
Goodwill	300,798	300,798	300,798	300,798	294,901
Other identifiable intangibles	18,860	19,854	20,865	21,894	19,908
Bank owned life insurance	259,361	260,228	258,518	258,648	257,015
Other real estate owned	5,956	7,704	8,458	7,810	11,391
Other assets	164,915	175,716	149,429	177,849	151,200

Total Assets	$14,760,394	$14,843,130	$14,866,054	$14,724,388	$14,611,483

Liabilities
Deposits:
Demand: Noninterest bearing	$3,414,397	$3,390,428	$3,401,348	$3,250,537	$3,308,361
Interest bearing	4,925,127	5,095,570	5,182,011	5,034,470	4,877,482
Savings	1,638,033	1,630,123	1,627,621	1,561,819	1,533,401
Other time	1,798,431	1,822,175	1,831,865	1,841,315	1,870,815

Total deposits	11,775,988	11,938,296	12,042,845	11,688,141	11,590,059
Securities sold under agreement to repurchase	421,044	399,815	375,832	454,002	468,969
Federal funds purchased and other short-term borrowing	625,000	365,000	—	92,000	—
Accrued interest payable	4,826	4,259	4,109	3,975	4,107
Junior subordinated debt securities	—	—	—	12,888	23,198
Long-term debt	30,000	230,000	530,000	530,000	563,495
Other liabilities	203,034	213,928	210,879	219,499	237,551

Total Liabilities	13,059,892	13,151,298	13,163,665	13,000,505	12,887,379
Shareholders’ Equity
Common stock	225,825	227,557	230,861	234,242	235,187
Capital surplus	175,837	191,940	226,204	271,292	278,973
Accumulated other comprehensive loss	(50,203)	(49,861)	(50,360)	(50,937)	(33,549)
Retained earnings	1,349,043	1,322,196	1,295,684	1,269,286	1,243,493

Total Shareholders’ Equity	1,700,502	1,691,832	1,702,389	1,723,883	1,724,104

Total Liabilities & Shareholders’ Equity	$14,760,394	$14,843,130	$14,866,054	$14,724,388	$14,611,483

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Sep-17	Jun-17	Mar-17	Dec-16	Sep-16
	(Dollars in thousands)
Assets
Cash and due from banks	$153,797	$156,387	$162,696	$171,791	$157,233
Interest bearing deposits with other banks	83,109	117,414	258,502	165,805	311,545
Available-for-sale securities, at fair value	2,367,633	2,497,108	2,507,701	2,479,008	2,186,889
Loans and leases	11,032,159	10,903,524	10,843,069	10,763,314	10,629,522
Less: Unearned income	18,889	20,422	22,583	25,512	28,041
Allowance for credit losses	121,501	125,578	124,662	125,526	126,820

Net loans and leases	10,891,769	10,757,524	10,695,824	10,612,276	10,474,661
Loans held for sale	127,112	138,792	128,923	142,669	165,351
Premises and equipment, net	309,592	306,483	305,637	305,994	305,707
Accrued interest receivable	40,100	38,702	38,774	38,648	38,125
Goodwill	300,798	300,798	300,798	296,888	294,901
Other identifiable intangibles	19,222	20,218	21,236	20,303	20,248
Bank owned life insurance	261,100	259,182	257,669	257,397	255,967
Other real estate owned	6,985	7,860	8,154	9,084	13,664
Other assets	149,028	141,343	146,346	155,497	142,468

Total Assets	$14,710,245	$14,741,811	$14,832,260	$14,655,360	$14,366,759

Liabilities
Deposits:
Demand: Noninterest bearing	$3,369,468	$3,362,801	$3,272,876	$3,344,632	$3,221,539
Interest bearing	4,985,113	5,079,388	5,244,069	4,951,906	4,886,920
Savings	1,634,577	1,626,996	1,587,725	1,543,542	1,525,016
Other time	1,813,524	1,833,230	1,837,181	1,860,133	1,876,289

Total deposits	11,802,682	11,902,415	11,941,851	11,700,213	11,509,764
Securities sold under agreement to repurchase	444,999	412,825	414,272	475,669	454,826
Federal funds purchased and other short-term borrowing	411,815	151,352	19,545	3,924	11
Accrued interest payable	4,507	4,028	3,867	4,031	3,950
Junior subordinated debt securities	—	—	1,146	21,181	23,198
Long-term debt	162,609	398,132	530,000	534,141	430,886
Other liabilities	187,734	193,006	189,648	191,330	224,621

Total Liabilities	13,014,346	13,061,758	13,100,329	12,930,489	12,647,256
Shareholders’ Equity
Common stock	227,247	228,322	234,285	234,323	235,860
Capital surplus	189,545	199,115	265,685	271,900	283,437
Accumulated other comprehensive loss	(48,591)	(49,185)	(50,616)	(40,454)	(29,743)
Retained earnings	1,327,698	1,301,801	1,282,577	1,259,102	1,229,949

Total Shareholders’ Equity	1,695,899	1,680,053	1,731,931	1,724,871	1,719,503

Total Liabilities & Shareholders’ Equity	$14,710,245	$14,741,811	$14,832,260	$14,655,360	$14,366,759

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					Year to Date
	Sep-17	Jun-17	Mar-17	Dec-16	Sep-16	Sep-17	Sep-16
INTEREST REVENUE:
Loans and leases	$119,599	$115,286	$111,498	$112,189	$111,605	$346,383	$328,488
Deposits with other banks	214	256	485	169	409	955	901
Available-for-sale securities:
Taxable	7,378	7,509	7,350	7,105	6,189	22,237	18,086
Tax-exempt	2,514	2,562	2,581	2,771	2,898	7,657	8,854
Loans held for sale	1,229	1,242	1,012	1,210	1,239	3,483	3,406

Total interest revenue	130,934	126,855	122,926	123,444	122,340	380,715	359,735

INTEREST EXPENSE:
Interest bearing demand	3,482	3,204	2,786	2,514	2,361	9,472	6,732
Savings	494	483	472	470	462	1,449	1,356
Other time	3,819	3,725	3,582	3,711	3,661	11,126	10,451
Federal funds purchased and securities sold under agreement to repurchase	754	509	322	190	173	1,585	472
Short-term and long-term debt	1,824	1,456	1,142	985	902	4,422	2,097
Junior subordinated debt	—	—	9	187	190	9	560
Other	—	—	2	—	1	2	2

Total interest expense	10,373	9,377	8,315	8,057	7,750	28,065	21,670

Net interest revenue	120,561	117,478	114,611	115,387	114,590	352,650	338,065
Provision for credit losses	500	1,000	1,000	1,000	—	2,500	3,000

Net interest revenue, after provision for credit losses	120,061	116,478	113,611	114,387	114,590	350,150	335,065

NONINTEREST REVENUE:
Mortgage banking	6,909	6,134	8,990	16,803	11,087	22,033	20,803
Credit card, debit card and merchant fees	9,346	9,565	8,903	9,262	9,292	27,814	27,748
Deposit service charges	10,388	9,706	9,689	9,956	11,313	29,783	33,345
Security gains, net	5	23	1,071	39	1	1,099	89
Insurance commissions	28,616	31,126	32,940	25,709	28,194	92,682	90,246
Wealth management	5,386	5,275	5,174	5,401	5,312	15,835	15,768
Other	5,310	6,301	4,102	4,805	4,474	15,713	14,927

Total noninterest revenue	65,960	68,130	70,869	71,975	69,673	204,959	202,926

NONINTEREST EXPENSE:
Salaries and employee benefits	81,415	81,597	81,386	80,850	80,884	244,398	243,238
Occupancy, net of rental income	10,343	10,455	10,302	10,294	10,412	31,100	30,794
Equipment	3,352	3,438	3,568	3,563	3,423	10,358	10,483
Deposit insurance assessments	2,499	2,261	2,484	1,818	3,227	7,244	8,097
Regulatory settlement	—	—	—	—	—	—	10,277
Other	29,294	29,802	29,369	33,994	30,371	88,465	94,501

Total noninterest expense	126,903	127,553	127,109	130,519	128,317	381,565	397,390

Income before income taxes	59,118	57,055	57,371	55,843	55,946	173,544	140,601
Income tax expense	19,590	19,166	19,278	18,173	18,129	58,034	45,543

Net income	$39,528	$37,889	$38,093	$37,670	$37,817	$115,510	$95,058

Net income per share: Basic	$0.43	$0.41	$0.41	$0.40	$0.40	$1.26	$1.01

Diluted	$0.43	$0.41	$0.41	$0.40	$0.40	$1.25	$1.00

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-17	Jun-17	Mar-17	Dec-16	Sep-16
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,506,352	$1,566,459	$1,536,527	$1,612,295	$1,616,152
Real estate
Consumer mortgages	2,826,333	2,776,213	2,675,672	2,643,966	2,611,387
Home equity	626,961	624,868	626,488	628,846	622,566
Agricultural	247,211	245,646	240,534	245,377	242,171
Commercial and industrial-owner occupied	1,835,430	1,795,321	1,801,613	1,764,265	1,668,477
Construction, acquisition and development	1,175,979	1,156,901	1,136,827	1,157,248	1,121,386
Commercial real estate	2,336,219	2,341,633	2,271,542	2,237,719	2,240,717
Credit cards	104,613	104,169	103,813	109,656	107,447
All other	396,411	407,330	408,678	412,619	428,458

Total loans	$11,055,509	$11,018,540	$10,801,694	$10,811,991	$10,658,761

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$121,561	$125,196	$123,736	$125,887	$126,935
Loans and leases charged-off:
Commercial and industrial	(1,963)	(3,773)	(384)	(2,483)	(1,180)
Real estate
Consumer mortgages	(1,193)	(522)	(596)	(905)	(595)
Home equity	(439)	(125)	(459)	(873)	(237)
Agricultural	(54)	(6)	(44)	—	(89)
Commercial and industrial-owner occupied	(20)	(1,460)	(404)	(20)	(261)
Construction, acquisition and development	(29)	(54)	(30)	(10)	(5)
Commercial real estate	(49)	(1)	(19)	—	(14)
Credit cards	(745)	(781)	(838)	(815)	(696)
All other	(711)	(591)	(559)	(580)	(713)

Total loans charged-off	(5,203)	(7,313)	(3,333)	(5,686)	(3,790)

Recoveries:
Commercial and industrial	481	1,034	490	1,019	263
Real estate
Consumer mortgages	642	339	625	413	327
Home equity	378	110	356	71	109
Agricultural	77	34	41	15	28
Commercial and industrial-owner occupied	285	481	193	201	117
Construction, acquisition and development	260	208	1,324	195	382
Commercial real estate	151	75	69	176	1,043
Credit cards	177	205	249	208	262
All other	187	192	446	237	211

Total recoveries	2,638	2,678	3,793	2,535	2,742

Net (charge-offs) recoveries	(2,565)	(4,635)	460	(3,151)	(1,048)
Provision charged to operating expense	500	1,000	1,000	1,000	—

Balance, end of period	$119,496	$121,561	$125,196	$123,736	$125,887

Average loans for period	$11,013,270	$10,883,102	$10,820,486	$10,737,802	$10,601,481

Ratio:
Net charge-offs (recoveries) to average loans (annualized)	0.09%	0.17%	(0.02%)	0.12%	0.04%

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-17	Jun-17	Mar-17	Dec-16	Sep-16
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$8,776	$9,988	$13,959	$13,679	$11,659
Real estate
Consumer mortgages	23,635	24,690	21,543	21,084	20,196
Home equity	2,555	3,183	3,157	3,817	3,721
Agricultural	5,919	6,172	5,180	1,546	1,194
Commercial and industrial-owner occupied	7,558	10,215	15,135	10,791	11,983
Construction, acquisition and development	1,771	2,223	1,466	7,022	6,939
Commercial real estate	4,645	6,418	13,638	13,402	14,793
Credit cards	126	122	87	161	121
All other	811	574	274	310	119

Total nonaccrual loans and leases	$55,796	$63,585	$74,439	$71,812	$70,725

Loans and Leases 90+ Days Past Due, Still Accruing:	1,855	1,793	3,063	3,983	2,255
Restructured Loans and Leases, Still Accruing	7,366	6,303	4,060	26,047	17,936

Total non-performing loans and leases	65,017	71,681	81,562	101,842	90,916

OTHER REAL ESTATE OWNED:	5,956	7,704	8,458	7,810	11,391

Total Non-performing Assets	$70,973	$79,385	$90,020	$109,652	$102,307

Additions to Nonaccrual Loans and Leases During the Quarter	$16,975	$17,020	$23,348	$16,007	$17,319

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,791	$3,304	$4,083	$3,449	$6,736
Real estate
Consumer mortgages	18,603	12,395	10,149	14,490	15,443
Home equity	2,042	2,590	1,720	3,072	3,854
Agricultural	476	197	364	1,283	616
Commercial and industrial-owner occupied	4,453	2,228	1,949	2,120	1,712
Construction, acquisition and development	4,464	2,639	3,306	1,344	1,272
Commercial real estate	1,206	1,183	2,631	653	15,221
Credit cards	720	705	800	726	774
All other	699	1,203	776	673	1,089

Total Loans and Leases 30-89 days past due, still accruing	$36,454	$26,444	$25,778	$27,810	$46,717

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.02%	0.04%	0.04%	0.04%	0.00%
Allowance for credit losses to net loans and leases	1.08%	1.10%	1.16%	1.14%	1.18%
Allowance for credit losses to non-performing loans and leases	183.79%	169.59%	153.50%	121.50%	138.47%
Allowance for credit losses to non-performing assets	168.37%	153.13%	139.08%	112.84%	123.05%
Non-performing loans and leases to net loans and leases	0.59%	0.65%	0.76%	0.94%	0.85%
Non-performing assets to net loans and leases	0.64%	0.72%	0.83%	1.01%	0.96%

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	September 30, 2017
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,449,512	$762	$50,633	$290	$146	$5,009	$1,506,352
Real estate
Consumer mortgages	2,768,161	—	55,836	272	—	2,064	2,826,333
Home equity	617,463	—	8,731	—	—	767	626,961
Agricultural	234,563	—	7,372	—	—	5,276	247,211
Commercial and industrial-owner occupied	1,766,055	2,920	62,232	—	—	4,223	1,835,430
Construction, acquisition and development	1,159,359	3,718	12,902	—	—	—	1,175,979
Commercial real estate	2,293,845	—	39,805	177	—	2,392	2,336,219
Credit cards	104,613	—	—	—	—	—	104,613
All other	392,100	—	4,211	100	—	—	396,411

Total loans	$10,785,671	$7,400	$241,722	$839	$146	$19,731	$11,055,509

	June 30, 2017
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,516,992	$—	$41,604	$301	$—	$7,562	$1,566,459
Real estate
Consumer mortgages	2,710,161	—	63,352	276	—	2,424	2,776,213
Home equity	613,216	—	10,802	—	—	850	624,868
Agricultural	225,504	8,157	6,740	—	—	5,245	245,646
Commercial and industrial-owner occupied	1,734,306	3,161	50,644	—	—	7,210	1,795,321
Construction, acquisition and development	1,136,104	6,253	14,298	—	—	246	1,156,901
Commercial real estate	2,299,529	—	37,214	169	—	4,721	2,341,633
Credit cards	104,169	—	—	—	—	—	104,169
All other	400,191	—	6,900	239	—	—	407,330

Total loans	$10,740,172	$17,571	$231,554	$985	$—	$28,258	$11,018,540

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	September 30, 2017
	Alabama
	and Florida
	Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$136,368	$195,461	$193,882	$551,391	$70,856	$108,389	$200,118	$49,887	$1,506,352
Real estate
Consumer mortgages	379,388	327,113	233,715	879,524	92,807	316,209	543,855	53,722	2,826,333
Home equity	96,418	47,361	70,916	230,493	21,531	139,521	19,348	1,373	626,961
Agricultural	8,298	83,830	25,290	66,829	7,205	13,019	42,722	18	247,211
Commercial and industrial-owner occupied	210,503	203,249	223,947	710,693	46,384	154,354	286,300	—	1,835,430
Construction, acquisition and development	126,581	75,400	57,445	355,559	20,391	164,014	376,589	—	1,175,979
Commercial real estate	300,226	357,712	236,589	574,667	209,097	212,296	445,632	—	2,336,219
Credit cards	—	—	—	—	—	—	—	104,613	104,613
All other	52,154	40,023	22,141	210,898	2,969	22,066	39,332	6,828	396,411

Total loans	$1,309,936	$1,330,149	$1,063,925	$3,580,054	$471,240	$1,129,868	$1,953,896	$216,441	$11,055,509

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$652	$951	$405	$4,346	$689	$105	$2,104	$635	$9,887
Real estate
Consumer mortgages	1,309	4,600	1,785	11,863	262	1,805	3,644	399	25,667
Home equity	540	723	694	501	79	110	—	2	2,649
Agricultural	—	237	204	5,512	—	—	15	—	5,968
Commercial and industrial-owner occupied	855	2,519	1,098	3,927	1,019	1,011	694	—	11,123
Construction, acquisition and development	42	719	267	784	—	—	99	—	1,911
Commercial real estate	984	1,004	328	2,932	—	—	299	—	5,547
Credit cards	—	—	—	—	—	—	—	1,398	1,398
All other	14	—	7	645	—	196	5	—	867

Total loans	$4,396	$10,753	$4,788	$30,510	$2,049	$3,227	$6,860	$2,434	$65,017

NON-PERFORMING LOANS AND LEASES AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.48%	0.49%	0.21%	0.79%	0.97%	0.10%	1.05%	1.27%	0.66%
Real estate
Consumer mortgages	0.35%	1.41%	0.76%	1.35%	0.28%	0.57%	0.67%	0.74%	0.91%
Home equity	0.56%	1.53%	0.98%	0.22%	0.37%	0.08%	0.00%	0.15%	0.42%
Agricultural	0.00%	0.28%	0.81%	8.25%	0.00%	0.00%	0.04%	0.00%	2.41%
Commercial and industrial-owner occupied	0.41%	1.24%	0.49%	0.55%	2.20%	0.65%	0.24%	N/A	0.61%
Construction, acquisition and development	0.03%	0.95%	0.46%	0.22%	0.00%	0.00%	0.03%	N/A	0.16%
Commercial real estate	0.33%	0.28%	0.14%	0.51%	0.00%	0.00%	0.07%	N/A	0.24%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.34%	1.34%
All other	0.03%	0.00%	0.03%	0.31%	0.00%	0.89%	0.01%	0.00%	0.22%

Total loans	0.34%	0.81%	0.45%	0.85%	0.43%	0.29%	0.35%	1.12%	0.59%

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended					Year to Date
	Sep-17	Jun-17	Mar-17	Dec-16	Sep-16	Sep-17	Sep-16
NONINTEREST REVENUE:
Mortgage banking excl. MSR and MSR Hedge market value adj	$6,955	$7,643	$8,056	$5,561	$9,274	$22,654	$31,036
MSR and MSR Hedge market value adjustment	(46)	(1,509)	934	11,242	1,813	(621)	(10,233)
Credit card, debit card and merchant fees	9,346	9,565	8,903	9,262	9,292	27,814	27,748
Deposit service charges	10,388	9,706	9,689	9,956	11,313	29,783	33,345
Securities gains, net	5	23	1,071	39	1	1,099	89
Insurance commissions	28,616	31,126	32,940	25,709	28,194	92,682	90,246
Trust income	3,803	3,679	3,561	3,874	3,641	11,043	10,564
Annuity fees	246	264	349	257	446	859	1,388
Brokerage commissions and fees	1,337	1,332	1,264	1,270	1,225	3,933	3,816
Bank-owned life insurance	2,700	1,710	1,669	2,104	1,775	6,079	5,481
Other miscellaneous income	2,610	4,591	2,433	2,701	2,699	9,634	9,446

Total noninterest revenue	$65,960	$68,130	$70,869	$71,975	$69,673	$204,959	$202,926

NONINTEREST EXPENSE:
Salaries and employee benefits	$81,415	$81,597	$81,386	$80,850	$80,884	$244,398	$243,238
Occupancy, net of rental income	10,343	10,455	10,302	10,294	10,412	31,100	30,794
Equipment	3,352	3,438	3,568	3,563	3,423	10,358	10,483
Deposit insurance assessments	2,499	2,261	2,484	1,818	3,227	7,244	8,097
Regulatory settlement	—	—	—	—	—	—	10,277
Advertising	1,185	1,037	663	2,443	925	2,885	2,601
Foreclosed property expense	447	960	1,050	1,005	859	2,457	3,349
Telecommunications	1,192	1,233	1,147	1,245	1,288	3,572	3,842
Public relations	675	654	720	716	718	2,049	1,978
Data processing	6,942	7,230	6,623	6,903	6,856	20,795	19,932
Computer software	3,074	2,913	2,981	3,013	2,976	8,968	8,368
Amortization of intangibles	994	1,010	1,030	963	923	3,034	2,672
Legal	1,016	1,330	1,229	1,190	1,064	3,575	7,353
Merger expense	—	—	—	—	—	—	2
Postage and shipping	1,050	1,080	1,175	1,075	1,059	3,305	3,161
Other miscellaneous expense	12,719	12,355	12,751	15,441	13,703	37,825	41,243

Total noninterest expense	$126,903	$127,553	$127,109	$130,519	$128,317	$381,565	$397,390

INSURANCE COMMISSIONS:
Property and casualty commissions	$21,086	$22,363	$19,755	$19,098	$20,927	63,204	$61,221
Life and health commissions	6,134	6,623	6,465	5,757	5,897	19,222	17,764
Risk management income	703	600	648	610	674	1,951	1,889
Other	693	1,540	6,072	244	696	8,305	9,372

Total insurance commissions	$28,616	$31,126	$32,940	$25,709	$28,194	$92,682	$90,246

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Sep-17	Jun-17	Mar-17	Dec-16	Sep-16
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$65,491	$67,161	$65,263	$51,930	$48,108
Additions to mortgage servicing rights:
Originations of servicing assets	3,393	2,772	2,866	4,022	4,349
Changes in fair value:
Due to payoffs/paydowns	(2,502)	(2,825)	(1,876)	(2,447)	(2,338)
Due to change in valuation inputs or assumptions used in the valuation model	36	(1,616)	909	11,759	1,813
Other changes in fair value	(1)	(1)	(1)	(1)	(2)

Fair value, end of period	$66,417	$65,491	$67,161	$65,263	$51,930

MORTGAGE BANKING REVENUE:
Production revenue:
Origination	$4,809	$5,771	$5,117	$3,335	$6,973
Servicing	4,648	4,697	4,815	4,673	4,639
Payoffs/Paydowns	(2,502)	(2,825)	(1,876)	(2,447)	(2,338)

Total production revenue	6,955	7,643	8,056	5,561	9,274
Market value adjustment on MSR	36	(1,616)	909	11,759	1,813
Market value adjustment on MSR Hedge	(82)	107	25	(517)	—

Total mortgage lending revenue	$6,909	$6,134	$8,990	$16,803	$11,087

Mortgage loans serviced	$6,506,550	$6,431,273	$6,429,617	$6,384,649	$6,285,027
MSR/mtg loans serviced	1.02%	1.02%	1.04%	1.01%	0.83%
AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,687,186	$1,713,374	$1,818,180	$1,789,427	$1,691,866
Government agency issued residential mortgage-back securities	157,891	159,246	167,542	176,243	184,095
Government agency issued commercial mortgage-back securities	153,509	170,642	170,082	172,279	178,826
Obligations of states and political subdivisions	328,314	345,130	352,324	360,005	384,996
Other	33,067	32,903	32,759	33,722	28,416

Total available-for-sale securities	$2,359,967	$2,421,295	$2,540,887	$2,531,676	$2,468,199

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including net operating income, net operating income-excluding MSR, total operating expense, tangible shareholders’ equity to tangible assets, return on tangible equity, operating return on tangible equity-excluding MSR, operating return on average assets-excluding MSR, operating return on average shareholders’ equity-excluding MSR, tangible book value per share, operating earnings per share, operating earnings per share-excluding MSR, efficiency ratio (tax equivalent) and operating efficiency ratio-excluding MSR (tax equivalent). The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s capital position and operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Net Operating Income and Net Operating Income-Excluding MSR to Net Income:

	Quarter ended					Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net income	$39,528	$37,889	$38,093	$37,670	$37,817	$115,510	$95,058
Plus: Merger expense, net of tax	—	—	—	—	—	—	2
Regulatory related charges, net of tax	—	—	—	—	—	—	9,412
Less: Security gains, net of tax	3	14	664	25	—	681	55

Net operating income	$39,525	$37,875	$37,429	$37,645	$37,817	$114,829	$104,417

Less: MSR market value adjustment, net of tax	(28)	(936)	579	6,970	1,124	(385)	(6,344)

Net operating income-excluding MSR	$39,553	$38,811	$36,850	$30,675	$36,693	$115,214	$110,761

Reconciliation of Total Operating Expense to Total Noninterest Expense:
Total noninterest expense	$126,903	$127,553	$127,109	$130,519	$128,317	$381,565	$397,390
Less: Merger expense	—	—	—	—	—	—	2
Regulatory related charges	—	—	—	—	—	—	13,777

Total operating expense	$126,903	$127,553	$127,109	$130,519	$128,317	$381,565	$383,611

- MORE -

BXS Announces Third Quarter 2017 Financial Results

October 18, 2017

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Non-GAAP Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended					Year to Date
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/017	9/30/2016
Tangible assets
Total assets	$14,760,394	$14,843,130	$14,866,054	$14,724,388	$14,611,483	$14,760,394	$14,611,483
Less: Goodwill	300,798	300,798	300,798	300,798	294,901	300,798	294,901
Other identifiable intangible assets	18,860	19,854	20,865	21,894	19,908	18,860	19,908

Total tangible assets	$14,440,736	$14,522,478	$14,544,391	$14,401,696	$14,296,674	$14,440,736	$14,296,674
Tangible shareholders’ equity
Total shareholders’ equity	$1,700,502	$1,691,832	$1,702,389	$1,723,883	$1,724,104	$1,700,502	$1,724,104
Less: Goodwill	300,798	300,798	300,798	300,798	294,901	300,798	294,901
Other identifiable intangible assets	18,860	19,854	20,865	21,894	19,908	18,860	19,908

Total tangible shareholders’ equity	$1,380,844	$1,371,180	$1,380,726	$1,401,191	$1,409,295	$1,380,844	$1,409,295
Total average assets	$14,710,245	$14,741,811	$14,832,260	$14,655,360	$14,366,759	$14,760,991	$14,083,108
Total shares of common stock outstanding	90,329,896	91,022,729	92,344,409	93,696,687	94,074,740	90,329,896	94,074,740
Average shares outstanding-diluted	91,099,770	91,530,552	93,829,400	93,966,392	94,563,833	92,157,392	94,617,389
Tangible shareholders’ equity to tangible assets (1)	9.56%	9.44%	9.49%	9.73%	9.86%	9.56%	9.86%
Return on tangible equity (2)	11.36%	11.08%	11.19%	10.70%	10.68%	11.18%	9.01%
Operating return on tangible equity-excluding MSR (3)	11.36%	11.35%	10.82%	8.71%	10.36%	11.16%	10.50%
Operating return on average assets-excluding MSR (4)	1.07%	1.06%	1.01%	0.83%	1.02%	1.04%	1.05%
Operating return on average shareholders’ equity-excluding MSR (5)	9.25%	9.27%	8.63%	7.08%	8.49%	9.05%	8.74%
Tangible book value per share (6)	$15.29	$15.06	$14.95	$14.95	$14.98	$15.29	$14.98
Operating earnings per share (7)	$0.43	$0.41	$0.40	$0.40	$0.40	$1.25	$1.10
Operating earnings per share-excluding MSR (8)	$0.43	$0.42	$0.39	$0.33	$0.39	$1.25	$1.17

(1)	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
(2)	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
(3)	Operating return on tangible equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by tangible shareholders’ equity.
(4)	Operating return on average assets-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by total average assets.
(5)	Operating return on average shareholders’ equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by average shareholders’ equity.
(6)	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total shares of common stock outstanding.
(7)	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.
(8)	Operating earnings per share-excluding MSR is defined by the Company as net operating income-excluding MSR divided by average shares outstanding-diluted.

Efficiency Ratio (tax equivalent) and Operating Efficiency Ratio-excluding MSR (tax equivalent) Definitions

The efficiency ratio (tax equivalent) and the operating efficiency ratio-excluding MSR (tax equivalent) are supplemental financial measures utilized in management’s internal evaluation of the Company’s use of resources and are not defined under GAAP. The efficiency ratio (tax equivalent) is calculated by dividing total noninterest expense by total revenue, which includes net interest income plus noninterest income plus the tax equivalent adjustment. The operating efficiency ratio-excluding MSR (tax equivalent) excludes expense items otherwise disclosed as non-operating from total noninterest expense. In addition, the MSR valuation adjustment as well as securities gains and losses are excluded from total revenue.

- END -